Exhibit 10.12(b)

AGILITY ROBOTICS, INC.

2026 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Agility Robotics, Inc., a Delaware corporation, (the “Company”), pursuant to its 2026 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”), an award of Restricted Stock Units (“RSUs”). Each RSU represents the right to receive, in accordance with this Grant Notice and the Restricted Stock Unit Agreement attached hereto as Exhibit A (together, the “Agreement”) including any special provisions for Participant’s country of residence, if any, attached to this Agreement as Exhibit A-1 (the “Country Provisions”), one share of the Company’s common stock (“Common Stock”) upon vesting. This award of RSUs is subject to all of the terms and conditions set forth herein and in the Agreement, including the Country Provisions (if applicable) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. If the Company uses an electronic capitalization system and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed incorporated herein from the electronic capitalization system and considered part of this Agreement.

Participant:

Grant Date:

Total Number of RSUs:

Vesting Commencement Date:

Expiration Date:	[7th] Anniversary of the Grant Date.

Settlement of RSUs:	On each Vesting Date (as defined below), Participant shall become entitled to receive one share of Common Stock with respect to each RSU that vests on such Vesting Date. The shares to which Participant becomes entitled will be delivered to Participant on such date determined by the Company that shall in no event be later than March 15 of the calendar year following the calendar year during which such shares vested.

Vesting Schedule:	Two vesting requirements must be satisfied on or before the Expiration Date in order for an RSU to vest — a service-based requirement (the “Service-Based Requirement”) and a liquidity event requirement (the “Liquidity Event Requirement”). No RSUs will vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Service-Based Requirement and Liquidity Event Requirement are satisfied on or before the Expiration Date, the vesting date (“Vesting Date”) of an RSU will be the first date upon which both requirements were satisfied with respect to that particular RSU.

Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied (as to any then-outstanding RSU that has not theretofore been terminated pursuant to Section 3 of the Agreement) on the first to occur of: (1) the date the Company becomes a Publicly Listed Company or (2) the consummation of a Change in Control of the Company pursuant to which the holders of shares of Common Stock receive cash and/or marketable securities traded on an established national or foreign securities exchange.

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Service-Based Requirement: The Service-Based Requirement will be satisfied as to one-fourth of the aggregate number of RSUs initially subject to the Agreement on first year anniversary of the Vesting Commencement Date set forth above and as to 1/16th of the aggregate number of RSUs initially subject to the RSU Award on each Quarterly Date thereafter, in each case, subject to Participant’s continued status as a Service Provider though such date.

[“Quarterly Date” means each February 15, May 15, August 15, and November 15.]

By Participant’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms and conditions of the Plan and this Agreement, including the Country Provisions, if applicable. If requested by the Company, Participant acknowledges and agrees that he or she must become a party to the Stockholders Agreement upon settlement of any RSUs. Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and this Agreement. The granting of this award of RSUs does not confer on Participant any right or entitlement to receive any other equity-based award at any time in the future or in respect of any future period. In addition, the granting of this award of RSUs does not confer on Participant any right or entitlement to receive compensation in any specific amount for any future period, and does not diminish in any way the Company’s discretion to determine the amount, if any, of Participant’s compensation. This award of RSUs is not part of Participant’s base salary, wages or fees and will not be taken into account in determining any other service-related rights Participant may have, such as rights to pension or termination/severance pay. The award of RSUs constitutes full and complete satisfaction of any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries), and upon Participant’s acceptance of this award of RSUs any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries) shall be of no further or effect.

AGILITY ROBOTICS, INC.:	PARTICIPANT:

By:	By:
Name:	Name:
Title:

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EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, Agility Robotics, Inc., a Delaware corporation (the “Company”), has granted to the individual set forth in the Grant Notice (the “Participant”) that number of Restricted Stock Units (“RSUs”) set forth in the Grant Notice under the Agility Robotics, Inc. 2026 Equity Incentive Plan (as may be amended from time to time, the “Plan”), as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement, including any special provisions for Participant’s country of residence, if any, attached to this Agreement as Exhibit A-1 (the “Country Provisions”), the Grant Notice and the Plan. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise. Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of RSUs is subject to the terms and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Agreement and the Plan.

2. RSUs. On each Vesting Date, Participant shall become entitled to one share of Common Stock with respect to each RSU that vests on such Vesting Date. Unless and until an RSU vests, Participant will have no right to settlement in respect of any such RSU. The Company shall deliver the shares to which Participant becomes entitled on such date determined by the Company that shall in no event be later than March 15 of the calendar year following the calendar year during which such shares vested. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting and Forfeiture.

(a) Subject to Sections 3(b) and 3(c) below, the RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.

(b) Notwithstanding the foregoing, in the event Participant ceases to constitute a Service Provider for any reason, all RSUs that have not satisfied the Service-Based Requirement on or prior to the date of such termination shall be immediately forfeited by Participant as of the date of such cessation of Service Provider status without any payment of consideration therefor. Further, if Participant ceases to constitute a Service Provider as a result of a termination by the Company for Cause (as defined in the Plan), all RSUs shall be immediately forfeited by Participant as of the date of such cessation of Service Provider status, whether or not the Service-Based Requirement has been satisfied with respect to any such RSUs.

(c) Further notwithstanding the foregoing, in the event that the Liquidity Event Requirement is not satisfied prior to the Expiration Date set forth in the Grant Notice, then the RSUs shall be forfeited by Participant as of the Expiration Date without any payment of consideration therefor.

4. Tax-Related Items.

(a) The Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable Tax-Related Items. The Company shall not be obligated to deliver shares of Common Stock (whether in book entry or certificated form) to Participant or Participant’s legal representative unless and until Participant shall have paid or otherwise satisfied in full the amount of all relevant Tax-Related Items arising in connection with the RSUs and/or the shares of Common Stock.

(b) Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or Participant’s employer (if not the Company) to satisfy all Tax-Related Items. In this regard, Participant hereby authorizes the Company or its agent to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to Participant by the Company or Participant’s employer; (ii) causing Participant to tender a cash payment; (iii) entering on Participant’s behalf (pursuant to this authorization without further consent) into a “same day sale” commitment with a broker dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Participant irrevocably elect to sell a portion of the shares of Common Stock to be issued in connection with the RSUs to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and/or Participant’s employer; (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to Participant in connection with the RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued or, if and as determined by the Company, the date on which the Tax-Related Items are required to be calculated) equal to the amount of such Tax-Related Items; or (v) any other method of withholding determined by the Company and permitted by applicable law. Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate in Participant’s jurisdiction to the extent permitted under the Plan and Applicable Laws. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Participant shall be deemed to have been issued the full applicable number of shares of Common Stock, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

(c) Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company.

5. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock that may become deliverable hereunder unless and until certificates representing such shares of Common Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Participant or any person claiming under or through Participant.

6. Non-Transferability. Except as may be expressly determined by the Administrator, neither the RSUs nor any interest or right therein may be transferred in any manner except by will or by the laws of descent or distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7. Distribution of Shares. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of shares of Common Stock unless such shares of Common Stock issuable upon such payment are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Administrator has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any shares of Common Stock (whether in certificated or book-entry form) pursuant to this Agreement prior to the fulfillment of the conditions set forth in the Plan. In addition, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock or other securities under any Applicable Law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Common Stock or other securities to Participant (or his or her estate, as applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will use reasonable efforts to meet the requirements of any such Applicable Laws and to obtain any such consent or approval of any such governmental authority.

8. Lock-Up Period. Participant shall not offer, pledge, charge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of shares of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA 2241, or any successor provisions or amendments thereto). Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of shares of Common Stock (or other securities) of the Company, Participant shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the RSUs or shares acquired pursuant to the RSUs shall be bound by this Section.

9. Restrictions on Shares. Shares of Common Stock issued pursuant to the RSUs shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that such shares of Common Stock be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such shares of Common Stock shall be conditioned on Participant’s consent to such terms and conditions and/or Participant’s entering into such agreement or agreements. In addition, Participant acknowledges and agrees that delivery of any shares of Common Stock in respect of RSUs shall be subject to and conditioned upon Participant making such representations and agreeing to such other terms and conditions as the Administrator shall deem necessary or advisable, in its sole discretion.

10. Securities Law Compliance. Participant agrees and acknowledges that Participant will not transfer in any manner the shares of Common Stock or other securities issued pursuant to the RSUs granted by this Agreement unless (a) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder, or (b) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by any Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

11. Other Provisions.

(a) No Effect on Service Provider Status. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as a Director, Employee or Consultant of the Company or any parent or subsidiary thereof, or shall interfere with or restrict in any way the rights of the Company or any parent or subsidiary thereof, which rights are hereby expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Participant and the Company or any parent or subsidiary thereof.

(b) Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

(c) Investment Representations. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse or domestic partner, if applicable, that (a) Participant is holding the RSUs for Participant’s own account, and not for the account of any other person, and (b) Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities.

(d) Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. Participant represents that Participant has consulted with any tax consultants that Participant deems advisable in connection with the RSUs and that Participant is not relying on the Company for tax advice.

(e) Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Administrator.

(f) Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

(g) Code Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with all related Department of Treasury guidance, “Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice to the contrary, if the Administrator determines that the RSUs or any amounts payable under this Agreement may be subject to Section 409A, the shares underlying such RSUs shall be delivered on the 60th day following the date the RSUs vest and the Administrator may adopt such other amendments to the Plan, this Agreement or the Grant Notice or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Administrator determines to be necessary or appropriate to either (a) exempt the amounts payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such amounts, or (b) comply with the requirements of Section 409A; provided, however, that nothing in this Section shall create any obligation on the part of the Company to adopt any such amendment or take any other action.

(h) Adjustments. Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.

(i) Notices. Subject to Section 11(j) below, any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent email or street address for Participant shown in the Company’s records. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her RSUs by written notice under this Section. Any notice shall be deemed duly given when delivered in person, sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar non-U.S. entity.

(j) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any notices or documents related to this Agreement by email or any other electronic means. Participant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(k) Data Privacy. By his or her acceptance of the award of RSUs, Participant acknowledges and agrees to the data privacy provisions set forth in the Plan.

(l) Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors, and assigns.

(m) Governing Law. This Agreement and the Country Provisions shall be administered, interpreted, and enforced under the laws of the state of Delaware, without regard to the conflicts of law principles thereof. For purposes of litigating any dispute that arises under this Agreement, Participant’s acceptance of the RSU is his or her consent to the jurisdiction of the state of Delaware, and agreement that any such litigation will be conducted in the courts of the state of Delaware, and no other courts, regardless of where Participant’s services are performed. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(n) Entire Agreement. The Plan, the Grant Notice, this Agreement (including all Exhibits hereto) and any written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries) providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, including, without limitation, any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries).

(o) Rules Particular To Specific Countries.

(a) Generally. Participant shall, if required by the Board, enter into an election with the Company or a subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a subsidiary’s) Tax-Related Items, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Participant.

(b) Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its subsidiaries from and against any Tax-Related Items.

(p) Special Country Provisions for RSUs Granted to Participants. The RSUs shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of the RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the RSUs and the shares of Common Stock issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXHIBIT A-1

TO RESTRICTED STOCK UNIT AGREEMENT

SPECIAL COUNTRY PROVISIONS FOR RSUS FOR PARTICIPANTS

This Exhibit A-1 (this “Exhibit”) includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Agreement (the “Agreement”) and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit A-1 without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

In accepting the RSUs, Participant acknowledges, understands, and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, or, if different, Participant’s employer, or any subsidiary or parent or affiliate of the Company, and shall not interfere with the ability of the Company, the employer or any subsidiary or parent or affiliate of the Company, as applicable, to provide for a termination of Participant’s service;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and any shares of Common Stock acquired under the Plan are not intended to replace any pension rights or compensation;

(g) the RSUs and any shares of Common Stock acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the shares of Common Stock underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;

(i) neither the Company, the employer nor any parent, subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the subsequent sale of any shares of Common Stock acquired.

Notifications: This Exhibit also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The exchange control, securities, and other laws in effect in the respective countries are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or shares of Common Stock acquired under the Plan are sold.

In addition, the information contained in this Exhibit is general in nature and may not apply Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently residing or working in, the information contained herein may not be applicable to Participant in the same manner.

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Securities Law Notice: Unless otherwise noted, neither the Company nor the shares of Common Stock are registered with any national, federal, state, or local stock exchange or under the control of any national, federal, state, or local securities regulator. The Agreement (of which this Exhibit is a part), the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

English Language: By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him/her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to his/her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Currency: Participant understands that, any amounts related to the RSUs will be denominated in U.S. dollars and will be converted to any local currency using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Participant understands and agrees that neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs, or of any amounts due to Participant or as a result of the subsequent sale of any shares of Common Stock acquired under the RSUs.

Foreign Asset/Account Reporting; Exchange Controls: Participant’s country of residence may have certain foreign asset and/or account reporting or exchange control requirements which may affect his/her ability to acquire or hold shares of Common Stock under the Agreement or cash received (including proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his/her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his/her participation in the Plan to his/her country through a designated broker or bank and/or within a certain time after receipt. Participant is responsible for ensuring compliance with such regulations and should consult with his/her personal legal advisor for any details.

No Advice Regarding Grant: The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the RSUs or sale of shares of Common Stock acquired upon settlement of the RSUs. Participant should consult his/her own personal tax, legal and financial advisors regarding his/her participation in the Plan and the Agreement before taking any action related to the RSUs or the shares of Common Stock.

Imposition of Other Requirements: The Company reserves the right to impose other requirements on the Participant, on the RSUs and/or any shares of Common Stock issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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